Exhibit 99.1

Navidea Biopharmaceuticals Announces $1.9 Million Private Placement

DUBLIN, Ohio--(BUSINESS WIRE) -- December 6, 2019 -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that they have executed agreements with five investors, including an existing investor, John K. Scott, Jr. (collectively, the “Investors”), to purchase approximately 2.1 million shares of the Company’s common stock, par value $0.001 per share, in a private placement for aggregate gross proceeds to Navidea of approximately $1.9 million. The securities to be issued to the Investors will represent approximately 9.3% of the Company’s outstanding common stock after such issuance.

Navidea intends to use the net proceeds from the private placement to fund its research and development programs, including continuing to advance its Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses.

"This additional investment in Navidea demonstrates our family’s continued commitment to Navidea and our confidence in the long-term vision of its current board and management. It is very encouraging to us as shareholders to have these additional long-term investors co-investing and supporting the Company. This private placement will help Navidea to continue on the path towards obtaining approval for its rheumatoid arthritis diagnostic product,” stated John K. Scott, Jr.

“We are very happy that a group of existing long-term shareholders continues to show faith in the potential of Navidea as well as the continued success of its ongoing RA trials,” commented Mr. Jed A. Latkin, Chief Executive Officer of Navidea. “The ability to quickly raise $1.9 million without having to pay any fees, give any warrants and at market price was an opportunity that the Company could not pass up. It also gives the Company additional runway to allow for several key milestones that we anticipate in the next few months.”

A resale registration statement relating to any future resales of the newly issued shares will be filed with the Securities and Exchange Commission. While the Company expects to close the private placement of approximately 1.2 million shares within the next week, the closing of approximately 900,000 of the private placement shares is conditioned upon and will occur shortly after the U.S. Securities and Exchange Commission informs the Company of its willingness to declare the resale registration statement effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of Navidea’s common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Navidea Biopharmaceuticals

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of losses and uncertainty of future profitability; the final outcome of any pending litigation (including the case described above); our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contact

Navidea Biopharmaceuticals, Inc.

Jed Latkin, CEO

614-973-7490

jlatkin@navidea.com

PCG Advisory, Inc.
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com